EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: J. Eric Bjornholt -- CFO..... (480) 792-7804

MICROCHIP TECHNOLOGY ANNOUNCES RECORD FINANCIAL RESULTS
FOR FOURTH QUARTER AND FISCAL YEAR 2021

For the quarter ended March 31, 2021
•Record net sales of $1.467 billion, up 8.5% sequentially and up 10.6% from the year ago quarter. The midpoint of our guidance provided on February 4, 2021 was net sales of $1.454 billion.
•On a GAAP basis: record gross margin of 63.2%; operating income of $308.0 million; net income of $116.0 million; and EPS of $0.41 per diluted share. Our guidance provided on February 4, 2021 was for GAAP EPS of $0.52 to $0.58 per diluted share. Our guidance did not include the $85.6 million loss on debt settlement associated with our debt refinancing activities.
•On a Non-GAAP basis: record gross margin of 64.1%; record operating income of $596.9 million and a record 40.7% of net sales; record net income of $521.4 million and record EPS of $1.85 per diluted share. Our guidance provided on February 4, 2021 was for Non-GAAP EPS of $1.67 to $1.79 per diluted share.
•Record microcontroller revenue.
•Record EBITDA of $652.3 million.
•Cash flow from operations of $449.2 million.
•Paid down $369.2 million of debt in the March 2021 quarter. Cumulatively paid down $3.61 billion of debt over the last 11 quarters.
•Record quarterly dividend declared of 41.3 cents per share, an increase of 5.9% from the prior quarter.

For fiscal year 2021
•Record net sales of $5.438 billion.
•On a GAAP basis: record gross margins of 62.1%; record operating income of $998.1 million; net income of $349.4 million, adversely impacted by purchase accounting adjustments associated with our acquisitions and a $299.6 million loss on debt settlement associated with our debt refinancing activities; and EPS of $1.29 per diluted share.
•On a Non-GAAP basis: record gross margins of 62.8%; record operating income of $2.15 billion and a record 39.6%; record net income of $1.78 billion and record EPS of $6.59 per diluted share.
•Record microcontroller revenue.
•Record EBITDA of $2.375 billion.

CHANDLER, Arizona - May 6, 2021 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected and secure embedded control solutions, today reported results for the three months and fiscal year ended March 31, 2021 as summarized in the following table:
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

	Three Months Ended March 31, 2021(1)				Twelve Months Ended March 31, 2021(1)
Net sales	$1,467.1				$5,438.4
	GAAP	%	Non-GAAP(2)%		GAAP	%	Non-GAAP(2)%
Gross margin	$926.8	63.2%	$940.4	64.1%	$3,378.8	62.1%	$3,414.0	62.8%
Operating income	$308.0	21.0%	$596.9	40.7%	$998.1	18.4%	$2,154.0	39.6%
Other expense	$(163.6)		$(66.0)		$(658.6)		$(292.6)
Income tax provision (benefit)	$28.4		$9.5		$(9.9)		$76.8
Net income	$116.0	7.9%	$521.4	35.5%	$349.4	6.4%	$1,784.6	32.8%
Net income per diluted share	$0.41		$1.85		$1.29		$6.59
(1)    In millions, except per share amounts and percentages of net sales.
(2)     See the "Use of Non-GAAP Financial Measures" section of this release.

GAAP net sales for the fourth quarter of fiscal 2021 were a record $1.467 billion, up 10.6% from net sales of $1.326 billion in the prior year's fourth fiscal quarter.

GAAP net income for the fourth quarter of fiscal 2021 was $116.0 million, or $0.41 per diluted share, up from GAAP net income of $99.9 million, or $0.39 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2021 and fiscal 2020, GAAP net income was significantly adversely impacted by purchase accounting adjustments associated with our acquisitions. For the fourth quarter of fiscal 2021, GAAP net income was also significantly adversely impacted by a loss on debt settlement.

Non-GAAP net income for the fourth quarter of fiscal 2021 was a record at $521.4 million, or $1.85 per diluted share, up from non-GAAP net income of $375.5 million, or $1.46 per diluted share, in the prior year's fourth fiscal quarter. For the fourth quarters of fiscal 2021 and fiscal 2020, our non-GAAP results exclude the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, manufacturing excursion, expenses related to our acquisition activities (including intangible asset amortization, severance and other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to equity investments. For the fourth quarters of fiscal 2021 and fiscal 2020, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

GAAP net sales for the fiscal year ended March 31, 2021 were a record $5.438 billion, an increase of 3.1% from net sales of $5.274 billion in the prior fiscal year.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

GAAP net income for the fiscal year ended March 31, 2021 was $349.4 million, or $1.29 per diluted share, a decrease of 38.8% from net income of $570.6 million, or $2.23 per diluted share in the prior fiscal year. Fiscal 2021 and fiscal 2020 GAAP net income were significantly adversely impacted by purchase accounting adjustments associated with our acquisitions. GAAP net income for fiscal 2021 was adversely impacted by the loss on debt settlement associated with our debt refinancing activities. GAAP net income for fiscal 2020 was significantly positively impacted by the tax benefit related to the intra-group transfer of certain intellectual property rights.

Non-GAAP net income for the fiscal year ended March 31, 2021 was a record $1.78 billion, or $6.59 per diluted share, an increase of 24.0% from net income of $1.44 billion, or $5.62 per diluted share, in the prior fiscal year. See the "Use of Non-GAAP Financial Measures" section of this release.

Microchip announced today that its Board of Directors has declared a record quarterly cash dividend on its common stock of 41.3 cents per share, up 5.9% from the cash dividend paid last quarter. The quarterly dividend is payable on June 4, 2021 to stockholders of record on May 21, 2021.

"Our March quarter results were strong by every key metric, closing out a tumultuous fiscal year on a very positive note, which was otherwise dominated by the effects of the COVID-19 pandemic," said Ganesh Moorthy, President and Chief Executive Officer. "March quarter revenue, non-GAAP gross margin, non-GAAP operating margin, non-GAAP EPS and EBITDA were all records, as every aspect of our business over-performed. Our journey towards our long-term operating model of 65% non-GAAP gross margin and 42% non-GAAP operating margin is off to a good start."

Mr. Moorthy added, "Business conditions remained exceptionally strong through the March quarter with record bookings and backlog for product to be shipped over multiple quarters. Demand outpaced the capacity improvements we implemented, resulting in lead times continuing to extend out. In my 40 years in the semiconductor industry, I cannot recall a time when the imbalance between supply and demand has been more acute. In response, we launched our Preferred Supply Program (PSP) to provide customers with supply priority beginning 6 months after their order in exchange for at least 12 months of non-cancellable orders. Customer response to the program has exceeded our expectations with direct customers and distributors alike. About 44% of our backlog is now in the PSP category, although it is almost 100% of our backlog in some of the most constrained capacity areas. This gives us a solid foundation to enable us to prudently acquire constrained raw materials, invest in expanding factory capacity, and hire employees to support our factory ramps."

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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

Steve Sanghi, Microchip's Executive Chairman, said, "Microchip's Board of Directors initiated a path to higher dividends in our February 2021 dividend announcement with a sequential increase in our dividend of 5.8%. We are continuing on this path as we announced today that the Board of Directors have approved a sequential increase in our dividend of 5.9%, to 41.3 cents per share, up from 39 cents previously. We expect to continue to increase dividends quarterly as part of our cash return strategy."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "We continued to aggressively pay down our debt with another $369.2 million of payments during the March quarter, reflecting a cumulative debt pay down of $3.61 billion over the past 11 quarters, as we have actively managed the working capital requirements for the business. In the March quarter, we exchanged $359.2 million of our convertible subordinated notes for cash and shares of common stock. While these transactions did not impact the overall level of debt on our balance sheet, we believe that these convertible debt exchanges will benefit stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time. The principal amount of convertible debt on our balance sheet at the end of fiscal year 2021 is $1.263 billion compared to $4.481 billion at the beginning of calendar year 2020, putting our overall capital structure in a much better long-term position."

Mr. Moorthy concluded, "Our backlog for the June quarter is very strong. In addition, we have considerable backlog requested by customers in the June quarter that currently cannot be fulfilled until later quarters despite us growing capacity from the last quarter. This is because the entire semiconductor supply chain remains constrained. Given this backdrop, we expect our net sales in the June quarter to be up between 3.5% and 7.5% sequentially."

Microchip's Highlights for the Quarter Ended March 31, 2021:

•Unveiled the LAN9360 AVB audio endpoint, the first fully integrated solution for vehicle Ethernet Audio Video Bridging (AVB), which helps to reduce development time and eliminates the need for stack integration and additional software and firmware development.

•Introduced the first IEEE 802.3bt Power over Ethernet to USB Type-C Power and Data Adapter, enabling extended installation reach of USB Type-C devices while supporting a variety of input PoE standards up to 90W and output power up to 60W.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

•Announced the integration of our BlueSky™ signal-anomaly detection software into the Microchip SyncServer S600 Series network time server and instruments as the first solution to fully integrate GPS jamming and spoofing detection and protection, in combination with local Radio Frequency (RF) data logging and analysis, inside a time server.

•Announced AEC-Q100 qualified and defense-grade PolarFire® FPGAs availability in volume production, expanding its product offering with robust device certification and characterization and providing customers with programmable logic solutions for thermally challenging environments.

•Introduced the Switchtec™ PFX PCIe® Gen 5 high-performance switches that double the data rate of PCIe Gen 4.0 solutions while delivering ultra-low latency and advanced diagnostics.

•Expanded our SA50-120 power converter family with nine new units based on our Commercial Off-the-Shelf (COTS) technology, providing developers with space-qualified power converters that help to minimize risk and lower development costs.

•Announced the production release of the Smart Storage PCIe® Gen 4 Tri-Mode SmartROC (RAID-on-Chip) 3200 and SmartIOC (I/O Controller) 2200 storage controllers, providing proven security and manageability features for the most demanding server storage applications.

•Introduced the MCP6C02 amplifiers featuring the industry’s lowest offset for AEC-Q100 Grade 0 qualified high-side current sense amplifier devices, enabling a more accurate and energy-efficient current measurement solution for applications exposed to extreme temperatures.

•Unveiled our SparX-5i family of Ethernet switches providing the industry’s most complete time-sensitive networking feature set, enabling increased connectivity and network optimization while lowering costs for industrial automation networks.

•Introduced the MCP1012 high-voltage auxiliary AC-DC controller, providing the ability to remove the independent bias power supply in many applications, along with a new AC-DC controller plus Inde-Flux™ transformer technology licensed to Würth Elektronik eiSos.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

•Unveiled its TimeProvider® 4100 Release 2.2 grandmaster, providing a new level of resiliency with the introduction of an innovative redundancy architecture in addition to support for a multiband Global Navigation Satellite System (GNSS) receiver and enhanced security to ensure always-on precise timing and synchronization.

First Quarter Fiscal Year 2022 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. We are not able to predict whether inventory at our distributors will increase or decrease during the quarter and are therefore providing a range of GAAP net sales guidance. In recent years, we have seen net inventory at our distributors increase or decrease by a significant amount in a single quarter.

Microchip Consolidated Guidance
Net Sales	$1.519 to $1.577 billion
	GAAP	Non-GAAP Adjustments	Non-GAAP(1)
Gross Margin	63.6% to 63.9%	$8.3 to $9.3 million	64.1% to 64.5%
Operating Expenses(2)	40.8% to 41.7%	$276.5 to $278.5 million	23.1% to 23.5%
Operating Income	21.8% to 23.2%	$285.8 to $287.8 million	40.6% to 41.4%
Other Expense, net	$72.9 to $74.9 million	$10.9 million	$62 to $64 million
Income Tax Provision	$47.9 to $65.3 million(3)	$14.6 to $30.0 million	$33.3 to $35.3 million(4)
Net Income	$210.9 to $225.0 million	$310.3 to $328.6 million	$521.2 to $553.6 million
Diluted Common Shares Outstanding	Approximately 282.7 to 283.3 million shares		Approximately 282.7 to 283.3 million shares
Earnings per Diluted Share	$0.75 to $0.79	$1.10 to $1.16	$1.85 to $1.95
(1)    See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2)    We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending June 30, 2021. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending June 30, 2021.
(3)    The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4)    Represents expected cash tax rate for fiscal 2022 excluding any transition tax payments associated with the Tax Cuts and Jobs Act.

•Microchip's inventory days in the June 2021 quarter are expected to be in the range of 107 to 112 days, compared to 112 days at March 31, 2021. Our actual inventory level will depend on the inventory that our distributors decide to hold to support their customers, overall demand for our products and our production levels.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

•Capital expenditures for the quarter ending June 30, 2021 are expected to be between $70 million and $90 million. Capital expenditures for all of fiscal 2022 are expected to be between $225 million and $275 million. We continue to add capital equipment to maintain, grow and operate our internal manufacturing operations to support the growth of our business.

Under the GAAP revenue recognition standard which we adopted on April 1, 2018, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. Therefore, the elements of our internal performance and executive and employee compensation metrics that are based on sales and operating results are measured using the value of the end-market demand for our products. We use end-market demand for these purposes because we do not believe that the underlying value of our business benefits from increases in the value of inventory that is held in the supply chain. As many of our products are designed into customer applications with relatively long lives, such value is only realized when the end-market demand is created and the supply chain sells the inventory to the end customer. We define end-market demand as the net dollar amount of our products, licensing revenue and other services delivered to our direct (non-distributor) customers and by our distributors to their customers. We are able to calculate end-market demand based on information that our distributors provide us about their product shipments to their customers and inventory holdings. The value of end-market demand from our distributors is calculated as the net transaction value of these shipments. We believe that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer. We believe the use of end-market demand is also important to investors and users of our financial statements as it reflects the final outcome of our sales activities whereas our GAAP net sales are based on estimates made earlier in (or before the end of) the process of creating and fulfilling demand is complete. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires. Management uses end-market demand to manage and assess the profitability of our business and when developing and monitoring our budgets and spending. Many of our investors have requested that we disclose end-market demand metric because they believe it is useful in understanding our performance as it provides better information regarding end-market demand for our products. Therefore, we believe that it is useful to investors for us to disclose end-market demand. Our determination of end-market demand metric might not be the same as similarly titled measures used by other companies.

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, COVID-19 shelter-in-place restrictions on manufacturing activities, manufacturing excursion, expenses related to our acquisition activities (including intangible asset amortization, severance and
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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

other restructuring costs, and legal and other general and administrative expenses associated with acquisitions including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, IT security remediation costs, non-cash interest expense on our convertible debentures, losses on the settlement of debt, and gains related to equity investments. For the fourth quarters of fiscal 2021 and fiscal 2020, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including employee stock options, restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross margin fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries;
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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the exercise of options or vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Financial Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the June 2021 quarter between $155 and $165 per share (however, we make no prediction as to what our actual share price will be for such period or any other period and we cannot estimate what our stock option exercise activity will be during the quarter).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Net sales	$1,467.1	$1,326.4	$5,438.4	$5,274.2
Cost of sales	540.3	512.5	2,059.6	2,032.1
Gross profit	926.8	813.9	3,378.8	3,242.1

Research and development	228.5	221.8	836.4	877.8
Selling, general and administrative	165.1	165.7	610.3	676.6
Amortization of acquired intangible assets	232.4	248.5	932.3	993.9
Special (income) charges and other, net	(7.2)	17.2	1.7	46.7
Operating expenses	618.8	653.2	2,380.7	2,595.0

Operating income	308.0	160.7	998.1	647.1

Other expense, net	(163.6)	(114.9)	(658.6)	(496.7)
Income before income taxes	144.4	45.8	339.5	150.4
Income tax provision (benefit)	28.4	(54.1)	(9.9)	(420.2)
Net income	$116.0	$99.9	$349.4	$570.6

Basic net income per common share	$0.43	$0.42	$1.35	$2.39
Diluted net income per common share	$0.41	$0.39	$1.29	$2.23

Basic common shares outstanding	271.2	240.1	259.6	238.9
Diluted common shares outstanding	281.5	257.3	270.6	256.2

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions)

ASSETS
	March 31,	March 31,
	2021	2020
	(Unaudited)
Cash and short-term investments	$282.0	$403.0
Accounts receivable, net	997.7	934.0
Inventories	665.0	685.7
Other current assets	200.5	194.5
Total current assets	2,145.2	2,217.2

Property, plant and equipment, net	854.7	876.1
Other assets	13,478.9	14,332.8
Total assets	$16,478.8	$17,426.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,086.7	$1,028.6
Current portion of long-term debt	1,322.9	608.8
Total current liabilities	2,409.6	1,637.4

Long-term debt	7,581.2	8,873.4
Long-term income tax payable	689.9	668.4
Long-term deferred tax liability	43.9	318.5
Other long-term liabilities	417.1	342.9

Stockholders' equity	5,337.1	5,585.5
Total liabilities and stockholders' equity	$16,478.8	$17,426.1

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions except per share amounts and percentages)
(unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Gross profit, as reported	$926.8	$813.9	$3,378.8	$3,242.1
Share-based compensation expense	7.8	5.1	26.6	20.9
COVID-19 shelter-in-place restrictions on manufacturing activities	—	3.3	2.8	3.3
Manufacturing excursion	5.8	—	5.8	—
Non-GAAP gross profit	$940.4	$822.3	$3,414.0	$3,266.3
Non-GAAP gross profit percentage	64.1%	62.0%	62.8%	61.9%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Research and development expenses, as reported	$228.5	$221.8	$836.4	$877.8
Share-based compensation expense	(26.8)	(19.9)	(96.8)	(82.9)
Acquisition-related	(0.2)	—	(0.4)	(0.1)
Non-GAAP research and development expenses	$201.5	$201.9	$739.2	$794.8
Non-GAAP research and development expenses as a percentage of net sales	13.7%	15.2%	13.6%	15.1%

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RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Selling, general and administrative expenses, as reported	$165.1	$165.7	$610.3	$676.6
Share-based compensation expense	(20.4)	(15.7)	(74.9)	(66.4)
Acquisition-related	(2.2)	(10.9)	(3.6)	(35.7)
Professional services associated with certain legal matters	(0.4)	(3.3)	(9.5)	(3.3)
IT security remediation	(0.1)	(1.1)	(1.5)	(6.8)
Non-GAAP selling, general and administrative expenses	$142.0	$134.7	$520.8	$564.4
Non-GAAP selling, general and administrative expenses as a percentage of net sales	9.7%	10.2%	9.6%	10.7%

RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Operating expenses, as reported	$618.8	$653.2	$2,380.7	$2,595.0
Share-based compensation expense	(47.2)	(35.6)	(171.7)	(149.3)
Acquisition-related	(2.4)	(10.9)	(4.0)	(35.8)
Professional services associated with certain legal matters	(0.4)	(3.3)	(9.5)	(3.3)
IT security remediation	(0.1)	(1.1)	(1.5)	(6.8)
Amortization of acquired intangible assets	(232.4)	(248.5)	(932.3)	(993.9)
Special (income) charges and other, net	7.2	(17.2)	(1.7)	(46.7)
Non-GAAP operating expenses	$343.5	$336.6	$1,260.0	$1,359.2
Non-GAAP operating expenses as a percentage of net sales	23.4%	25.4%	23.2%	25.7%

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RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Operating income, as reported	$308.0	$160.7	$998.1	$647.1
Share-based compensation expense	55.0	40.7	198.3	170.2
COVID-19 shelter-in-place restrictions on manufacturing activities	—	3.3	2.8	3.3
Manufacturing excursion	5.8	—	5.8	—
Acquisition-related	2.4	10.9	4.0	35.8
Professional services associated with certain legal matters	0.4	3.3	9.5	3.3
IT security remediation	0.1	1.1	1.5	6.8
Amortization of acquired intangible assets	232.4	248.5	932.3	993.9
Special (income) charges and other, net	(7.2)	17.2	1.7	46.7
Non-GAAP operating income	$596.9	$485.7	$2,154.0	$1,907.1
Non-GAAP operating income as a percentage of net sales	40.7%	36.6%	39.6%	36.2%

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Other expense, net, as reported	$(163.6)	$(114.9)	$(658.6)	$(496.7)
Loss on settlement of debt	85.6	3.4	299.6	5.4
Non-cash other expense, net	12.0	31.0	66.6	122.6
Gains on equity investments	—	(1.5)	(0.2)	(2.6)
Non-GAAP other expense, net	$(66.0)	$(82.0)	$(292.6)	$(371.3)
Non-GAAP other expense, net, as a percentage of net sales	(4.5)%	(6.2)%	(5.4)%	(7.0)%

RECONCILIATION OF GAAP INCOME TAX PROVISION (BENEFIT) TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Income tax provision (benefit) as reported	$28.4	$(54.1)	$(9.9)	$(420.2)
Income tax rate, as reported	19.7%	(118.1)%	(2.9)%	(279.4)%
Other non-GAAP tax adjustment	(18.9)	82.3	86.7	516.4
Non-GAAP income tax provision	$9.5	$28.2	$76.8	$96.2
Non-GAAP income tax rate	1.8%	7.0%	4.1%	6.3%

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RECONCILIATION OF GAAP NET INCOME AND GAAP DILUTED NET INCOME PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2021	2020	2021	2020
Net income, as reported	$116.0	$99.9	$349.4	$570.6
Share-based compensation expense	55.0	40.7	198.3	170.2
COVID-19 shelter-in-place restrictions on manufacturing activities	—	3.3	2.8	3.3
Manufacturing excursion	5.8	—	5.8	—
Acquisition-related	2.4	10.9	4.0	35.8
Professional services associated with certain legal matters	0.4	3.3	9.5	3.3
IT security remediation	0.1	1.1	1.5	6.8
Amortization of acquired intangible assets	232.4	248.5	932.3	993.9
Special (income) charges and other, net	(7.2)	17.2	1.7	46.7
Loss on settlement of debt	85.6	3.4	299.6	5.4
Non-cash other expense, net	12.0	31.0	66.6	122.6
Gains on equity investments	—	(1.5)	(0.2)	(2.6)
Other non-GAAP tax adjustment	18.9	(82.3)	(86.7)	(516.4)
Non-GAAP net income	$521.4	$375.5	$1,784.6	$1,439.6
Non-GAAP net income as a percentage of net sales	35.5%	28.3%	32.8%	27.3%
GAAP net income as a percentage of net sales	7.9%	7.5%	6.4%	10.8%
Diluted net income per common share, as reported	$0.41	$0.39	$1.29	$2.23
Non-GAAP diluted net income per common share	$1.85	$1.46	$6.59	$5.62
Diluted common shares outstanding, as reported	281.5	257.3	270.6	256.2
Diluted common shares outstanding non-GAAP	281.5	257.3	270.6	256.2

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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

Microchip will host a conference call today, May 6, 2021 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until May 20, 2021.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on May 6, 2021 and will remain available until 5:00 p.m. (Eastern Time) on May 20, 2021. Interested parties may listen to the replay by dialing 719-457-0820 and entering access code 5682085.

Cautionary Statement:

The statements in this release relating to our journey towards our long-term operating model of 65% non-GAAP gross margin and 42% non-GAAP operating margin being off to a good start, lead times continuing to extend out, the impact of our PSP initiative, solid foundation to enable us to prudently acquire constrained raw materials, invest in expanding factory capacity, and hire employees to support our factory ramps, that we expect to continue to increase dividends quarterly as part of our cash return strategy, that we believe that these convertible debt exchanges will benefit stockholders by significantly reducing share count dilution to the extent our stock price appreciates over time, putting our overall capital structure in a much better long-term position, expecting our net sales in the June quarter to be up between 3.5% and 7.5% sequentially, our first quarter fiscal 2022 guidance for net sales and GAAP and non-GAAP gross margin, operating expenses, operating income, other expense, net, income tax provision, net income, diluted common shares outstanding, earnings per diluted share, expected inventory days in the June 2021 quarter, capital expenditures for the June 2021 quarter and for all of fiscal 2022, continuing to add capital equipment to maintain, grow and operate our internal manufacturing operations to support the growth of our business, our belief that our end-market demand metric reflects true end-market demand based on when product is sold to direct customers or by our distributors to an end customer and our assumed average stock price in the June 2021 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued economic uncertainty due to the impact of the COVID-19 pandemic, actions taken or which may be taken by the Biden administration or the new U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally, any further unexpected fluctuations or weakness in the U.S. and global economies (including China), changes in demand or market acceptance of our products and the products of our customers and our ability to meet any increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of current and future changes in U.S. corporate tax laws (including the Tax Cuts and Jobs Act of 2017), foreign currency effects on our business; the mix of inventory we hold and our ability to satisfy short-term orders from our inventory; changes in utilization of our manufacturing
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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

capacity and our ability to effectively manage and expand our production levels to meet any increases in market demand; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; changes or fluctuations in customer order patterns and seasonality; the impact of any future significant acquisitions that we may make; our ability to obtain a sufficient supply of wafers from third party wafer foundries and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any increases in market demand; the costs and outcome of any current or future litigation or other matters involving our Microsemi acquisition, the Microsemi business, intellectual property, customers, or other issues; the costs and outcome of any current or future tax audit or investigation regarding our business or the business of Microsemi, our actual average stock price in the June quarter and the impact such price will have on our share count; fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns (including the COVID-19 pandemic) or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this May 6, 2021 press release, or to reflect the occurrence of unanticipated events.

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Microchip Technology Reports
Fourth Quarter and Fiscal 2021
Financial Results

About Microchip:

Microchip Technology Incorporated is a leading provider of smart, connected and secure embedded control solutions. Its easy-to-use development tools and comprehensive product portfolio enable customers to create optimal designs, which reduce risk while lowering total system cost and time to market. The company's solutions serve more than 114,000 customers across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support along with dependable delivery and quality. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo, the Microchip logo, PolarFire and TimeProvider are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. BlueSky, Inde-Flux and Switchtec are trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.
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